Exhibit 5.1


                           [Allstate Life Letterhead]

                                                   February 27, 2006

Allstate Life Insurance Company
3100 Sanders Road
Northbrook, Illinois 60062

Re:      Allstate Life Insurance Company
         Funding Agreements


Ladies and Gentlemen:

     In connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Allstate Life Insurance Company, an Illinois life insurance company (the "Company"), and Allstate Life Global Funding, a statutory trust organized under the laws of the State of Delaware ("Global Funding"), of a Registration Statement on Form S-3 (File No. 333-129157) originally filed with the Commission on October 20, 2005, as amended by Amendment No. 1 filed with the Commission on November 29, 2005 and Amendment No. 2 filed with the Commission on February 27, 2006 (including the documents incorporated by reference therein, the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured medium term notes (the "Notes") to be issued by newly created separate and distinct Delaware statutory trusts (each, a "Trust" and together the "Trusts"), a prospectus supplement relating to secured medium term notes to be issued by the Trusts (the "Institutional Prospectus Supplement") and a prospectus supplement relating to Allstate Life(R) CoreNotes(R) to be issued by the Trusts (the "Retail Prospectus Supplement"), you have requested my opinion with respect to the matters set forth below.

         The Registration Statement provides for: (i) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an Indenture (each an "Indenture") to be entered into among such Trust and the other parties specified therein, including J.P. Morgan Trust Company, National Association or another entity specified in the Indenture, as indenture trustee (the "Indenture Trustee"), substantially in the form attached as an exhibit to the Registration Statement; (ii) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Funding Notes to be issued by Global Funding (each in the form attached as an exhibit to the Registration Statement, a "Funding Note") to be sold to the Trusts in connection with the sale of the Notes and (iii) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of the Company's funding agreements (each in the form attached as an exhibit to the Registration Statement, a "Funding Agreement") to be sold to Global Funding, which will immediately grant a security interest in, pledge and collaterally assign the relevant Funding Agreement(s) to the Funding Note Indenture Trustee (as defined in the Standard Funding Note Indenture Terms attached as an exhibit to the Registration Statement) and will immediately thereafter assign absolutely to and deposit into the relevant Trust the relevant Funding Agreement(s), and the relevant Funding Note will be surrendered and cancelled by Global Funding upon such surrender, in connection with the sale of Notes.

         In my capacity as General Counsel to the Company, I, or other attorneys in the Law Department of the Company under my direction, have examined the Registration Statement.

         In addition, I, or other attorneys in the Law Department of the Company under my direction, have examined the originals (or copies certified or otherwise identified to my satisfaction) of such other agreements, certificates, documents and records and have reviewed such questions of law and made such inquiries as I have deemed necessary or appropriate for the purpose of the opinions rendered herein.

         In such examination, I have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by me, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all such documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representative of the Company and public officials.

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions stated here, I am of the opinion that:

         The Funding Agreements have been duly authorized and when they have been duly executed, issued and delivered, will constitute a valid and legally binding obligation of the Company in accordance with their terms.

         The opinions rendered herein are limited to the laws of the State of Illinois and the Federal law of the United States.

         I consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Opinions" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any Registration Statement field in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.



                                                Very truly yours,

                                                /s/ Michael J. Velotta
                                                -----------------------
                                                    Michael J. Velotta